Exhibit 99.1

Saia Reports Second Quarter Results

JOHNS CREEK, GA – July 29, 2020 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2020 financial results.  Diluted earnings per share in the quarter were $1.07 compared to $1.40 in the second quarter of 2019.

Highlights from the second quarter operating results were as follows:

Second Quarter 2020 Compared to Second Quarter 2019 Results

•	Revenue was $418.1 million, a 9.9% decrease
•	Operating income was $35.7 million, a 30.3% decrease
•	Operating ratio of 91.5 compared to 89.0
•	LTL shipments per workday decreased 9.7%
•	LTL tonnage per workday decreased by 8.9%
•	LTL revenue per hundredweight decreased 0.6%
•	LTL revenue per shipment rose 0.3% to $235.08

“Our second quarter results were achieved  during one of the most volatile operating backdrops our company has ever faced, “said Saia President and Chief Executive Officer, Fritz Holzgrefe.  “I have been gratified  that our employees responded to the challenge by adapting to new operating procedures and practices, to provide not only for their safety, but that of our customers and vendors. Their willingness to do so allowed us to continuously fulfill our essential  role in servicing our customers' critical needs,” continued Holzgrefe.

“After a dramatic drop in shipment volume in mid-March, we began to see a bottoming process in mid-April and then shipment trends continued to improve in May and June,” stated Holzgrefe.  “Our second quarter results reflect both a difficult April and the subsequent improved volumes thereafter, combined with the prudent cost measures adopted quickly.  As volumes improved through the quarter we were able to begin returning furloughed staff back to full-time hours and we were also able to award a special a one-time bonus of $250 per employee to those employees who worked through the difficult conditions created by the pandemic.  While our operating ratio of 91.5 was higher than our record operating ratio last year, I was pleased that we were able to maintain margins similar to our record first quarter results this year,” added Holzgrefe.

Saia, Inc. Second Quarter 2020 Results

“The COVID-19 pandemic has created unprecedented disruption and uncertainty for our business and our customers over the last few months. Though the outlook remains uncertain, we have demonstrated our ability to pivot and adapt to this increased volatility,” said Holzgrefe. “We are pleased to demonstrate that with solid execution of our strategy, we are in a position to be successful even when faced with an unprecedented situation in our country,”  concluded Holzgrefe.

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “Despite the volatility in business levels we have experienced this year, revenue is only down 1.2% through the first six months compared to last year and net debt year-to-date is actually down 3.4%.  With a strong balance sheet and the flexibility of our dedicated non-union workforce, we believe we are well-positioned to continue building upon our 96-year history of growth,” Col concluded.

Financial Position and Capital Expenditures

Total debt was $160.8 million at June 30, 2020 and inclusive of the cash on-hand, net debt to total capital was 13.1%.  This compares to total debt of $179.9 million and net debt to total capital of 19.1% at June 30, 2019.

Net capital expenditures in the first half of 2020 were $142.7 million.  This compares to $171.1 million in net capital expenditures during the first half of 2019, which included equipment acquired with finance leases.  In 2020, we anticipate net capital expenditures will be less than the $250 million previously planned.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-367-2403 or 334-777-6978 referencing conference ID #1964358.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company website at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through August 26 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112.

Saia, Inc. (SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 169 terminals across 44 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

Saia, Inc. Second Quarter 2020 Results

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions that may arise from the COVID-19 pandemic in the future; (5) failure to achieve acquisition synergies; (6) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses; (7) economic declines in the geographic regions or industries in which our customers operate; (8) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (9) loss of significant customers; (10) the Company’s need for capital and uncertainty of the credit markets; (11) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (12) possible issuance of equity which would dilute stock ownership; (13) integration risks; (14) the effect of litigation including class action lawsuits; (15) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (16) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and changes to international trade agreements and tariffs; (17) changes in interpretation of accounting principles; (18) dependence on key employees; (19) inclement weather; (20) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (21) terrorism risks; (22) self-insurance claims and other expense volatility; (23) risks arising from international business operations and relationships; (24) recent increases in the severity of auto liability claims against trucking companies and sharply higher costs of settlements and verdicts; (25) cost and availability of insurance coverage including the possibility the Company may be required to pay additional premiums, may be required to assume additional liability under its auto policy or be unable to obtain coverage; (26) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (27) social media risks; (28) disruption in or failure of the Company’s technology or equipment including services essential to operations of the Company and/or cyber security risk; (29) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (30) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CONTACT:Saia, Inc.

Investor Relations

investors@saia.com

770.232.4088

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$29,280	$248
Accounts receivable, net	205,131	196,119
Prepaid expenses and other	35,232	36,012
Total current assets	269,643	232,379

PROPERTY AND EQUIPMENT:
Cost	1,862,048	1,739,222
Less: accumulated depreciation	743,345	686,623
Net property and equipment	1,118,703	1,052,599
OPERATING LEASE RIGHT-OF-USE ASSETS	122,401	103,890
OTHER ASSETS	27,453	26,825
Total assets	$1,538,200	$1,415,693

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$81,516	$83,621
Wages and employees' benefits	55,355	49,668
Other current liabilities	72,580	69,532
Current portion of long-term debt	19,727	19,405
Current portion of operating lease liability	18,916	19,020
Total current liabilities	248,094	241,246

OTHER LIABILITIES:
Long-term debt, less current portion	141,112	117,025
Operating lease liability, less current portion	104,958	86,239
Deferred income taxes	119,125	111,555
Claims, insurance and other	49,821	44,402
Total other liabilities	415,016	359,221

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	265,264	260,871
Deferred compensation trust	(4,965)	(3,871)
Retained earnings	614,765	558,200
Total stockholders' equity	875,090	815,226
Total liabilities and stockholders' equity	$1,538,200	$1,415,693

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2020 and 2019
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2020	2019	2020	2019
OPERATING REVENUE	$418,114	$464,195	$864,510	$874,779

OPERATING EXPENSES:
Salaries, wages and employees' benefits	224,277	237,689	462,922	458,041
Purchased transportation	26,406	34,154	56,465	62,572
Fuel, operating expenses and supplies	65,902	85,328	148,801	168,871
Operating taxes and licenses	13,743	13,529	28,139	26,731
Claims and insurance	18,293	13,156	28,714	22,686
Depreciation and amortization	33,664	29,143	66,254	55,925
Loss (gain) from property disposals, net	148	30	(1,242)	156
Total operating expenses	382,433	413,029	790,053	794,982

OPERATING INCOME	35,681	51,166	74,457	79,797

NONOPERATING EXPENSES (INCOME):
Interest expense	1,594	1,903	2,996	3,286
Other, net	(751)	(140)	(204)	(474)
Nonoperating expenses, net	843	1,763	2,792	2,812

INCOME BEFORE INCOME TAXES	34,838	49,403	71,665	76,985
Income tax expense	6,384	12,330	15,100	17,653
NET INCOME	$28,454	$37,073	$56,565	$59,332

Average common shares outstanding - basic	26,134	25,958	26,102	25,915
Average common shares outstanding - diluted	26,569	26,406	26,543	26,373

Basic earnings per share	$1.09	$1.43	$2.17	$2.29
Diluted earnings per share	$1.07	$1.40	$2.13	$2.25

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2020 and 2019
(Amounts in thousands)
(Unaudited)
	Six Months
	2020	2019
OPERATING ACTIVITIES:
Net cash provided by operating activities	$148,233	$113,574
Net cash provided by operating activities	148,233	113,574

INVESTING ACTIVITIES:
Acquisition of property and equipment	(148,865)	(166,434)
Proceeds from disposal of property and equipment	6,143	380
Net cash used in investing activities	(142,722)	(166,054)

FINANCING ACTIVITIES:
Borrowing of revolving credit agreement, net	34,071	60,998
Proceeds from stock option exercises	2,591	2,154
Shares withheld for taxes	(3,479)	(3,304)
Other financing activity	(9,662)	(9,059)
Net cash provided by financing activities	23,521	50,789

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	29,032	(1,691)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	248	2,194
CASH AND CASH EQUIVALENTS, END OF PERIOD	$29,280	$503

NON-CASH ITEMS:
Equipment financed with finance leases	$–	$5,058

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2020 and 2019
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2020	2019	Change	2020	2019	Change
Workdays				64	64
Operating ratio	91.5%	89.0%
LTL tonnage (1)	1,142	1,254	(8.9)	17.85	19.60	(8.9)
LTL shipments (1)	1,745	1,933	(9.7)	27.26	30.20	(9.7)
LTL revenue/cwt.	$17.95	$18.05	(0.6)
LTL revenue/shipment	$235.08	$234.33	0.3
LTL pounds/shipment	1,309	1,298	0.8
LTL length of haul (2)	876	841	4.2

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.